UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

_______________________

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 19, 2011

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9494 (Commission File Number)	13-3228013 (I.R.S. Employer Identification No.)

727 Fifth Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant's telephone number, including area code:  (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.

Registrant’s Annual Meeting of Stockholders held on May 19, 2011.  Four matters were voted upon at the meeting.

Matter One.  Election of Directors.  Each of the nine nominees listed below was elected a director of Registrant to hold office until the next annual meeting of the stockholders and until his or her successor has been elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
Michael J. Kowalski	98,962,613	802,218	32,941	7,326,058
Rose Marie Bravo	92,042,178	7,718,984	36,610	7,326,058
Gary E. Costley	98,687,753	1,055,700	54,319	7,326,058
Lawrence K. Fish	98,915,351	830,842	51,579	7,326,058
Abby F. Kohnstamm	98,725,955	1,035,100	36,717	7,326,058
Charles K. Marquis	98,332,252	1,427,083	38,437	7,326,058
Peter W. May	99,110,854	650,786	36,132	7,326,058
J. Thomas Presby	97,355,191	2,388,175	54,406	7,326,058
William A. Shutzer	99,028,616	740,434	28,722	7,326,058

Matter Two.  Approval of the appointment by the Board of Directors of PricewaterhouseCoopers L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2012.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
105,381,127	1,624,049	118,654	---

Matter Three. Advisory Vote:	Approval of the compensation paid to the Company’s named executive officers.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
97,059,059	1,631,744	1,106,969	7,326,058

Matter Four. Advisory Vote:	The frequency of stockholder votes to approve the compensation paid to the Company's named executive officers.

                     Frequency         Number of Shares Voted For
                      Every Year                                        89,532,159
                      Every Second Year                                          242,938
                      Every Third Year                                                               9,915,297
                      Abstain                                                                                 107,378

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.

BY:	/s/ Patrick B. Dorsey
Patrick B. Dorsey
Senior Vice President, Secretary and
General Counsel

Date:  May 24, 2011

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